Exhibit 10.3

NEITHER THE ISSUANCE AND SALE OF THIS WARRANT REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY MAY NOT BE SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THE SECURITIES  IS EFFECTIVE AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET, OR (B) GULFSTREAM INTERNATIONAL GROUP, INC. RECEIVES AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO IT, THAT THE REQUIREMENTS FOR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS HAVE BEEN MET.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

GULFSTREAM INTERNATIONAL GROUP, INC.

Expires February 28, 2015

No.: ______	Number of Shares: _________

Date of Issuance: February 26, 2010

FOR VALUE RECEIVED, the undersigned, GULFSTREAM INTERNATIONAL GROUP, INC., a Delaware corporation (together with its successors and assigns, the “Issuer”), hereby certifies that GULFSTREAM FUNDING III, LLC (the “Initial Holder”) or his or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), that number of shares of Warrant Stock of the Issuer as shall be determined by dividing (i) fifty percent (50%) of the principal amount of the Note purchased by the Initial Holder, by (ii) the Warrant Price of the Warrants; provided, however, that if the Note purchased by the Purchaser shall not have been prepaid in full by June 30, 2010, then and in such event the Warrant Share Number issuable upon exercise of this Warrant shall be determined by dividing (i) one hundred percent (100%) of the principal amount of the Note purchased by such Initial Holder, by (ii) the Warrant Price of the Warrants.  Such Warrant Price and the Warrant Share Number shall be subject to certain adjustments as provided in Section 3 hereof.. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

1.           Term. The term of this Warrant shall commence on the Date of Issuance hereof and shall expire at 5:00 p.m., Eastern Standard Time, on February 28, 2015 (such period being the “Term”).

2.           Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)           Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.

(b)           Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price as in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election by certified or official bank check or by wire transfer to an account designated by the Issuer.

(c)           Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder’s Prime Broker as specified in the Holder’s exercise form within a reasonable time, not exceeding five (5) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect or that the shares of Warrant Stock are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”)  when available, within a reasonable time, not exceeding five (5) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification reasonably acceptable to the Issuer undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of shares of Warrant Stock exercised as of each date of exercise.

(d)           Transferability of Warrant. Subject to Section 2(f) hereof, this Warrant may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

(e)           Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(f)           Compliance with Securities Laws.

(i)           The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii)           Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

NEITHER THE ISSUANCE AND SALE OF THIS WARRANT REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY MAY NOT BE SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THE SECURITIES  IS EFFECTIVE AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET, OR (B) GULFSTREAM INTERNATIONAL GROUP, INC. RECEIVES AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO IT, THAT THE REQUIREMENTS FOR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS HAVE BEEN MET.

(iii)           The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above, if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer and demonstrating that the following conditions are satisfied. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become and remains effective under the Securities Act, or (b) either (i) the Issuer has received an opinion of counsel, reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within three (3) Trading Days. In the case of any proposed transfer under this Section 2(f), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(f) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Whenever a certificate representing the Warrant Stock is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, the Issuer shall cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder or Holder's Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

(g)           Accredited Investor Status. At the time of the exercise of this Warrant, the Holder (1) shall be an “accredited investor” as defined in Regulation D under the Securities Act, or (2) shall exercise this Warrant by means of a cashless exercise as provided for in Section 2(c).

3.          Adjustment of Warrant. The Warrant shall be subject to adjustment from time to time as set forth in this Section 3. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 3 in accordance with the notice provisions set forth in Section 13.

(a)           Adjustments for Stock Splits, Combinations, Certain Dividends and Distributions.  If the Issuer shall, at any time or from time to time after the Original Issue Date, effect a split of the outstanding Common Stock (or any other subdivision of its shares of Common Stock into a larger number of shares of Common Stock), combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, in each event (i) the number of shares of Common Stock for which this Warrant shall be exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the applicable numbers of shares of Common Stock at each price for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the applicable numbers of shares of Common Stock at each price for which this Warrant is exercisable immediately after such adjustment.

(b)           Adjustment for Other Dividends and Distributions. If the Issuer shall, at any time or from time to time after the Original Issue Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in (i) cash, (ii) any evidences of indebtedness, or any other securities of the Company or any property of any nature whatsoever, other than, in each case, shares of Common Stock; or (iii) any warrants or other rights to subscribe for or purchase any evidences of indebtedness, or any other securities of the Company or any property of any nature whatsoever, other than, in each case, shares of Common Stock, then, and in each event, (A) the number of shares of Common Stock for which this Warrant shall be exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (1) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (2) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (B) the Warrant Price then in effect shall be adjusted to equal (1) the Warrant Price then in effect multiplied by the applicable numbers of shares of Common Stock for which this Warrant is exercisable at each price immediately prior to the adjustment divided by (2) the applicable numbers of shares of Common Stock for which this Warrant is exercisable at each price immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 3(b) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 3(a).

(c)           Adjustments for Reclassification, Exchange or Substitution. If the Common Stock for which this Warrant is exercisable at any time or from time to time after the Original Issue Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Section 3(a), Section 3(b), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3(d)), then, and in each event, an appropriate revision to the Warrant Price shall be made and provisions shall be made (by adjustments of the Warrant Price or otherwise) so that, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, in lieu of Warrant Stock, the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such reclassification, exchange, substitution or other change.

(d)           Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Original Issue Date there shall be a capital reorganization of the Issuer (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3(a), and Section 3(b), or a reclassification, exchange or substitution of shares provided for in Section 3(c)), or a merger or consolidation of the Issuer with or into another corporation where the holders of the Issuer’s outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Issuer's properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Warrant Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Warrant Price or otherwise) so that, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, in lieu of Warrant Stock, the kind and amount of shares of stock and other securities or property of the Issuer or any successor corporation resulting from the Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3(d) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3(d) (including any adjustment in the Warrant Price then in effect and the number of shares of stock or other securities deliverable upon exercise of this Warrant) shall be applied after that event in as nearly an equivalent manner as may be practicable.  In any such case, the resulting or surviving corporation (if not the Issuer) shall expressly assume the obligations to deliver, upon the exercise of this Warrant, such securities or property as the Holder shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the rights of the Holder as provided above.

(e)           Adjustments for Issuance of Additional Shares of Common Stock.  In the event that the Company shall issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (d) of this Section 3 or pursuant to (X) Common Stock Equivalents (as hereafter defined) or (Y) subsection (f) below) (“Additional Shares of Common Stock”) at a price per share less than the then-applicable Warrant Price or without consideration, then the Warrant Price upon each such issuance shall be reduced to that price (rounded to the nearest cent) determined by multiplying the Warrant Price by a fraction: (1) the numerator of which shall be equal to the sum of (A) the number of shares of outstanding Common Stock immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the outstanding Warrant Price in effect immediately prior to such issuance; and (2) the denominator of which shall be equal to the number of shares of outstanding Common Stock immediately after the issuance of such Additional Shares of Common Stock. No adjustment of the Warrant Price shall be made upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore).

(f)           Issuance of Common Stock Equivalents. The provisions of this Section 3(f) shall apply if the Company shall (a) issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), or (b) issue or sell any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the “Common Stock Equivalents”).  If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Convertible Securities or Common Stock Equivalent shall be less than the applicable Warrant Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Warrant Price in effect at the time of such amendment or adjustment, then the applicable Warrant Price upon each such issuance or amendment shall be adjusted as provided in Section 3(e). No adjustment shall be made to the Warrant Price upon the issuance of any Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Warrant Price was made as a result of the issuance or purchase of such Convertible Security or Common Stock Equivalent.

(g)           Superseding Adjustment. If, at any time after any adjustment of the Warrant Price then in effect shall have been made pursuant to Section 3(e) or Section 3(f) as the result of any issuance of Common Stock Equivalents, and such Common Stock Equivalents, or the right of conversion or exchange in such Common Stock Equivalents, shall expire, and all of such or the right of conversion or exchange with respect to all of such Common Stock Equivalents shall not have been converted or exercised, then such previous adjustment shall be rescinded and annulled and the Warrant Price then in effect shall be adjusted to the Warrant Price in effect immediately prior to the issuance of such Common Stock Equivalents, subject to any further adjustments pursuant to this Section 3.

(h)           Consideration for Stock. In case any shares of Common Stock or Convertible Securities, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(i)           in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the non-surviving corporation as the Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(ii)           in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Warrant Price, or the number of shares of Common Stock for which this Warrant is exercisable, the determination of the applicable Warrant Price or the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock for which this Warrant is exercisable. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 3(h) shall be allocated among such securities and assets as determined in good faith by the Board.

(i)           Record Date. In case the Company shall take record of the holders of its Common Stock or any other preferred stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(j)           Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Warrant Price upon or in connection with the issuance of any shares of Common Stock or other securities issued pursuant to Common Stock Equivalents that are: (i) issued pursuant to a bona fide acquisition of another business entity or business segment of any such entity by the Company pursuant to a merger, purchase of substantially all the assets or any type of reorganization (each an “Acquisition”) provided that (A) the Company will own more than twenty-five percent (25%) of the voting power of such business entity or business segment of such entity and (B) such Acquisition is approved by the Board; (ii) issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not solely for the purpose of raising capital; (iii) issued under grants of options to purchase Common Stock pursuant to equity incentive plans that are adopted by the Board; and (iv) issued to any underwriter, placement agent and their respective designees for the transactions contemplated by a private placement or public offering of securities of the Company; (vi issued to advisors or consultants (including, without limitation, financial advisors and investor relations firms) in connection with any engagement letter or consulting agreement, provided that any such issuance is approved by the Board; (vi) issued to financial institutions or lessors in connection with reasonable commercial credit arrangements, equipment financings or similar transactions, provided that any such issue is approved by the Board of Directors; (vii) issued to vendors or customers or to other persons in similar commercial situations as the Company, provided that any such issue is approved by the Board of Directors; and (viii) issued in connection with any recapitalization.

(k)           No Impairment. The Issuer shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect against impairment the right of the Holder to exercise this Warrant. In the event the Holder shall elect to exercise this Warrant, in whole or in part, as provided herein, the Issuer cannot refuse exercise based on any claim that the Holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless (i) the Issuer receives an order from the Securities and Exchange Commission prohibiting such exercise or (ii) an injunction from a court, on notice, restraining and/or adjoining exercise of this Warrant.

(l)           Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Warrant Price or number of shares of Common Stock for which this Warrant is exercisable pursuant to this Section 3, the Issuer at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Issuer shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the Warrant Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the exercise of this Warrant. Notwithstanding the foregoing, the Issuer shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount; if the Issuer so postpones delivering a certificate, such prior adjustment shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 3 and not previously made, would result in an adjustment of one percent or more.

(m)           Issue Taxes. The Issuer shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant; provided, however, that the Issuer shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(n)           Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of this Warrant. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Holder shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

(o)           Reservation of Common Stock. The Issuer shall, during the period within which this Warrant may be exercised, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of shares of Common Stock equal to at least one hundred ten percent (120%) of the aggregate number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant.

(p)           Retirement of this Warrant. Exercise of this Warrant shall be deemed to have been effected on the date of exercise hereof. Upon exercise of this Warrant only in part, the Issuer shall issue and deliver to the Holder, at the expense of the Issuer, a new Warrant covering the unexercised balance of the Warrant Shares.

(q)           Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of exercise of this Warrant require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Issuer shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

4.           No Preemptive Rights. The Holder shall not be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board in its absolute discretion may deem advisable.

5.           Exercise Restriction. Notwithstanding anything to the contrary set forth in this Warrant, at no time may the Holder exercise this Warrant, in whole or in part, if the number of shares of Common Stock to be issued pursuant to such exercise would cause the number of shares of Common Stock beneficially owned by the Holder and its affiliates at such time, when aggregated with all other shares of Common Stock beneficially owned by the Holder and its affiliates at such time, result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that the Holder would like to waive Section 5 of this Warrant with regard to any or all shares of Common Stock for which this Warrant is exercisable, this Section 5 shall be of no force or effect with regard to those shares referenced in the Waiver Notice.

6.           Registration Rights.The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant, pursuant to that certain Registration Rights Agreement, of even date herewith, by and among the Issuer and Persons listed on Schedule I thereto (the “Registration Rights Agreement”) and the registration rights with respect to the shares of Warrant Stock issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registrations Rights Agreement.

7.           Net Exercise.  In lieu of exercising this Warrant for cash, and unless the Warrant Shares are registered pursuant to an effective registration statement within twelve (12) months from the Final Closing Date, the Holder may elect to exchange this Warrant for shares of Common Stock equal to the value of the Warrant by surrender of the Warrant, together with notice of such election, at the principal office of the Issuer, in which event the Issuer shall issue to the holder a number of shares of Common Stock determined by the following formula:

X = Y(A-B)
            A
Where
X = the number of shares of Common Stock to be issued to the Holder
Y = the number of shares purchasable under this Warrant a the relevant Warrant Price
A = value per share of one share of Common Stock determined in accordance with this Warrant.
B = the relevant Warrant Price (as adjusted).

8.           Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board” means the Board of Directors of the Issuer.

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

 “Common Stock” means the Common Stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible or exchangeable for Common Stock, but excluding Options.

 “Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” means the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“Option” means any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Original Issue Date” means the Issuance Date of this Warrant.

“AMEX” means the NYSE Amex Stock Exchange

“Other Common” means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all Common Stock Equivalents that are outstanding at such time.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last closing bid price per share of the Common Stock on such date on the AMEX or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the AMEX or any registered national stock exchange, the last closing bid price for a share of Common Stock in the market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the five (5) Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Board.

“Purchase Agreement” means the Purchase Agreement for Senior Subordinated Debentures and Warrants dated as of February 26, 2010, among the Issuer and the Purchasers.

“Purchasers” means the Initial Holder and the other purchasers of the Common Stock and the Warrants issued by the Issuer pursuant to the Purchase Agreement.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means (a) a day on which the Common Stock is traded on the NYSE: American Stock Exchange, or (b) if the Common Stock is not traded on the NYSE: American Stock Exchange a day on which the Common Stock is quoted in the over-the-counter market as reported by National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

“Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant (as defined in the Purchase Agreement), and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(d) or  2(e) hereof or of any of such other Warrants.

“Warrant Price” initially means $1.22 per share, representing 100% of the closing price of the Company’s Common Stock on the trading day immediately prior to but not including the Closing Date.

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of a Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

10.          Other Notices. In case at any time:

(i) the Issuer shall make any distributions to the holders of Common Stock; or

(ii) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(iii) there shall be any reclassification of the Capital Stock of the Issuer; or

(iv) there shall be any capital reorganization by the Issuer; or

(v) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(vi) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

9.           Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by (a) the Issuer, (b) the Initial Holder (assuming the Initial Holder still owns all or part of this Warrant), and (c) the Holders of twenty-five percent (25%) of the Warrants, the calculation of which shall include the Initial Holder’s percentage of ownership of the Warrants; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

10.           Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 12 shall affect or limit any right to serve process in any other manner permitted by law. The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

11.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Issuer. The Issuer will give written notice to the Holder at least twenty (20) calendar days prior to the date on which the Issuer closes its books or takes a record (a) with respect to any dividend or distribution upon the Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Issuer will also give written notice to the Holder at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public. The addresses for such communications shall be as is set forth in the Purchase Agreement. Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

12.           Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to Section 13 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

13.           Flight Benefits.                                 The Holder of this Warrant and members of the immediate family (parents, children and spouse) of the Holder of this Warrant shall be entitled to receive the same complimentary flight benefits on flights operated by the Borrower or any Subsidiary of the Borrower as are conferred upon employees of the Borrower or any airline Subsidiary of the Borrower.

14.           Lost or Stolen Warrant. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver new Warrant of like tenor and date; provided, however, that the Company shall not be obligated to re-issue warrant(s) if the Holder contemporaneously exercise this Warrant to purchase shares of Common Stock.

15.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

16.           Specific Shall Not Limit General; Construction. No specific provision contained in this Warrant shall limit or modify any more general provision contained herein. This Warrant shall be deemed to be jointly drafted by the Company and all initial purchasers of the Warrant and shall not be construed against any person as the drafter hereof.

17.           Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

18.           Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

19.           Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

GULFSTREAM INTERNATIONAL GROUP, INC

By:
Name: David Hackett
Title: Preside

EXERCISE FORM

WARRANT

GULFSTREAM INTERNATIONAL GROUP, INC.

The undersigned _______________, pursuant to the provisions of the accompanying Warrant, hereby elects to purchase _____ shares of Common Stock of GULFSTREAM INTERNATIONAL GROUP, INC. covered by the accompanying Warrant.

Dated: _________________	Signature ___________________________ Address ___________________________ ___________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.☐ Yes☐ No

The Holder shall pay the sum of $________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the accompanying Series C Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer said Series C Warrant on the books of the corporation named therein.

Dated: _________________	Signature ___________________________ Address ___________________________ ___________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the accompanying Series C Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of said Series C Warrant on the books of the corporation named therein.

Dated: _________________	Signature ___________________________ Address ___________________________ ___________________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. ________ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. ________ issued for ____ shares of Common Stock in the name of _______________.